EXHIBIT 32.02

  Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the annual report on Form 10-K of Delta and Pine Land Company for the fiscal year ended August 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned R. D. Greene, the Vice President-Finance, Treasurer, and Assistant Secretary hereby certifies the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta and Pine Land Company.


     Signature                   Title                            Date

/s/ R. D. Greene      Vice President - Finance,                November 14, 2005
----------------      Treasurer and Assistant Secretary
R. D. Greene          (Principal Financial and
                      Accounting Officer)